UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K/A


                                 CURRENT REPORT
   Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934


          Date of Report (Date of earliest reported): February 24, 2004



                               STRATABID.COM, INC.
               (Exact name of registrant as specified in charter)



        Delaware                      333-99101              98-0381367
  (State or other jurisdiction      (Commission             (IRS Employer
     of incorporation)               File Number)          Identification No.)



   North Part of Xinquia Road, Yang Ling Agricultural
   High-Tech Industries Demonstration Zone
   Yang Ling, People's Republic of China                            712100
      (Address of principal executive offices)                   (Zip Code)


     Registrant's telephone number, including area code: 011-86-29-87074957

Item 1.  Change of Control of Registrant

The Acquisition

     On February 11, 2004, Stratabid.com, Inc. (the "Company") entered into an Agreement and Plan of Merger with Bodisen Acquisition Corp., a Delaware corporation wholly-owned by the Company ("Subsidiary"), Bodisen International, Inc., a Delaware corporation ("Bodisen") and the shareholders of Bodisen. Bodisen has one wholly-owned subsidiary in Shaanxi, China, Yang Ling Bodisen Biology Science and Technology Development Company Limited ("Yang Ling"). Under the terms of the agreement, Stratabid.com acquired 100 percent of Bodisen's stock in exchange for the issuance by Stratabid.com of three million shares of its common stock to the holders of Bodisen. The new shares constitute approximately 66 percent of the outstanding shares of Stratabid.com, which intends to change its name to Bodisen Biotech, Inc. The Agreement and Plan of Merger was closed on February 24, 2004.

     Bodisen's Chairman of the Board, Ms. Qiong Wang has been appointed the Company's Chief Executive Officer, DingXiang Yang has been appointed Chief Financial Officer and Yongning Zhang has been appointed Secretary. Ms. Qiong Wang has been appointed director.

About Bodisen

     Bodisen is incorporated under the laws of the state of Delaware and is headquartered in the Shaanxi Province, People's Republic of China. Bodisen engages in the business of manufacturing and marketing a brand of organic fertilizer to the five leading agricultural provinces of China. Bodisen produces numerous proprietary product lines, from pesticides to crop specific fertilizer. These products are then marketed and sold to farmers throughout the 17 provinces of China. Bodisen conducts research and development to further improve existing products and develop new formulas and products.

Industry Overview

     The organic fertilizer business in China is still in its infancy. Compared with traditional chemical fertilizer, organic fertilizer is composed of natural nutritional elements that enhance soil quality to increase crop yields, without the chemical side effect of harming soil fertility. In relation to traditional compound chemical fertilizer, organic compound fertilizer accelerates reproduction of soil microbes to improve soil quality through the decomposition of organic material. This soil microbe enhanced by organic fertilizer improves the soil's retention of nitrogen. Moreover, this application can activate dormant soil by increasing soil nitrites and moisture content that otherwise is not enhanced by traditional chemical fertilizers. This process controls the release of nutritional elements that enhances the quality, quantity and health of crops. As a result of years of intensive farming, China's soil quality is low compared to international standards; therefore it has been widely recognized that organic fertilizer can be more effective than traditional chemical fertilizer in stabilizing and enhancing soil quality. Based on these facts, and the fact that organic fertilizer can be widely utilized, the market for organic fertilizer is rapidly growing and the use of organic fertilizer has become popular throughout China.

Products

     Bodisen maintains over 60 package products, which are broken down into 3 product line categories:

     1. Organic Compound Fertilizer has been found in tests conducted by Bodisen with local area farmers in Shaanxi, which are further described in the "Marketing" description below, to increase yields within one planting season in a variety of crops including, wheat, maize, tobacco and various vegetable and fruit crops.

          Plants tend to easily absorb organic fertilizer without the side affects found in synthetic chemical fertilizer products, and this organic process strengthens photosynthesis, which improves the overall health of a plant in resisting drought and disease. The International Organization for Standardization or ISO has qualified Bodisen's organic compound fertilizer products.

     2. Liquid Fertilizer is a series of products which can be applied to grapes, pears, cucumbers, potatoes, watermelon, apples, oranges, asparagus, garlic and strawberries. By applying liquid fertilizer during the early stages of a plants development, plants absorb the key elements and nutrients of the fertilizer, which strengthen photosynthesis, improving the overall health of the plant and making it more resistant to disease. In addition, liquid fertilizer heightens the color and luster of fruits and vegetables and the overall quality of the end product.

     3. Pesticides and Insecticides.Bodisen's pesticide products can be applied to fruit trees and vegetable crops and will help eliminate harmful pests that reduce overall crop yields. A sample of the pests that bring harm to crops in China include, but are not limited to, the peach fruit fly, white aphid, red aphid, red mite, cotton bollworm, maize mite, cabbage butterfly, leaf acaroids, pear mite, grain worm, wheat moth, and the millet fly.

     All of Bodisen's products are mass-produced and distributed to the wholesalers and distribution centers in the 17 provinces in which Bodisen does business. The organic compound fertilizer and liquid fertilizer are used mainly in the first half of each year. The busy periods of the farmers from south China and north China are different, so the seasonal sales of the organic compound fertilizer and liquid fertilizer vary. With regards to pesticide, the busy period for this product is from April to August of each year. Our wholesalers sell the products to the farmers directly.


Marketing


     All three-product lines of Bodisen are sold directly to the farming community in rural areas or wholesalers through our distribution network. This consists of 12 established branches each representing 5 sales team responsible for an assigned territory.

     Since Bodisen's inception, the "Bodisen" brand has been aggressively marketed and promoted, through trade fairs, conventions and the print media. Bodisen also promotes its product lines through television and radio adverting in China. Since the end-user for Bodisen's products is the local farmer, Bodisen utilizes educational seminars to promote products directly to farmers. These educational seminars are conducted locally in China and explain the advantages of organic fertilizers and how they may be used to enhance crop yields. Bodisen markets directly to farmers, which allows Bodisen to collect feedback to help in preparing and designing products based on the needs of the farmers. Included in this process is the distribution of free samples that attract attention and increase brand awareness.

     The free samples are made available to allow farmers the opportunity to test the product and compare it to other fertilizer products. After the farmers participate in this test, Bodisen announces and promotes the results to surrounding towns in the test zone. The cost of this is not material and is often offset by new sales in that test zone. The objective of this test is to compare Bodisen's products with the similar products of the competitors.


     The primary task for sales and marketing is to strengthen the home market in Shaanxi province and expand the market outside Shaanxi province into new districts where Bodisen's products are not well established. Bodisen will try to accomplish this through traditional means, which are to use the market strategies of price control and the establishment of franchising its distribution to wholesalers.

     Bodisen intends to increase marketing in regions where Bodisen's products are not well known. In addition, Bodisen will promote its products through national newspapers in China explaining the advantages of the high-tech nature of its environmental or "green" product lines. In order to enter the untapped markets of western China, Bodisen will explore selling exclusive franchise opportunities to new wholesale agents.

Sources and Availability of Raw Materials (Vendors)

     There are numerous suppliers and vendors of raw materials in the Shaanxi Province of China from which Bodisen can choose from in satisfying its production requirements. We have no contracts with trade vendors and conduct business on an order-by-order basis, a practice that is typical throughout the industry in China. We believe that we have very good relations with the agricultural vendor community.

Customers

     All orders for Bodisen's products are informal and are indications of interest which can be canceled by the customers at anytime and for any reason. In China, orders of indication are the norm, and are based on the goodwill of a company's relationships with its customers. All orders that Bodisen signs with customers are informal indications of interest and no there are no written or verbal sales contracts with its customers. Signed orders on file with Bodisen will be filled on a first come-first served basis, as the product is manufactured and distributed.

Intellectual Property

     Bodisen owns a trademark on the "BODISEN" name, which is used on all Bodisen products. BODISEN is also a recognized trade name in the provinces in China in which Bodisen conducts business.


     Bodisen holds no patents and has not applied for patents on its proprietary technology or formulas because Bodisen believes application for such patents in China would result in public knowledge of Bodisen proprietary technology and formulas, which would be detrimental to its future well-being. Only certain key executives of Bodisen have knowledge of such proprietary technology and formulas.

Research and Development

     Bodisen's research and development team consists of nine professionals, which perform administrative and ministerial functions. Much of Bodisen's research work is done in close cooperation with universities and research labs in the Yang Ling and Xian metropolitan areas and the cost of such research work is incurred by such universities and research labs and not by Bodisen.

     In 2004, Bodisen plans to spend $130,000.00 on research and development, a majority of which is dedicated to current experiments to develop new products.

Current Research and Development Projects

     Project Ion: The study of metal ions, copper, zinc and maganese in combination with silver positive ion to control and remove crop disease brought about by fungus. Bodisen is trying to determine if the combination of these metal ions will prohibit the release of an intrusive enzyme from fungus that kills crops in China.

     Project Fly: The development of a protein abstract from a common fly to develop bacteria-based pesticides, which may have better effect on plant's resistance to insects. This project seeks to isolate a series of anti-bacteria peptides from the proteins of a common fly. This kind of anti-bacteria peptide could effectively control many pathogens which may prove better than pesticide's currently available.

     Project Amino Acid: Program to build a new compound fertilizer product, based on a proactive amino acid enzyme.


     Project Build: A technique for the manufacturing of organic compound fertilizer, which could enhance the quality of organic fertilizer products.

Governmental and Environmental Regulation

     Through the laws and regulation of the People's Republic of China and Shaannxi Provincial government, Bodisen's products and services are subject to material regulation by governmental agencies responsible for the Agricultural
Industry and through the government district where Bodisen is headquartered. Business and company registrations, along with Bodisen's products, are certified on a regular basis and must in compliance with the laws and regulations of the state governments and industry agencies, which are controlled and monitored through the issuance of licenses. To date, Bodisen has been compliant with all registrations and requirements for the issuance and maintenance of all licenses required by the governing bodies. As of December 1, 2003, all license fees and filings are current. These licenses include:


     o PRODUCTION OF ORGANIC COMPOUND FERTILIZER LICENSE. Authorized by the Shaanxi Soil and Fertilizer Institution. After June 2004, this production license will be transferred to a Production License authorized by Ministry of Agriculture, People's Republic of China.
     o CERTIFICATE FOR PESTICIDE REGISTRATION. Is required for the production of liquid fertilizer and issued by Ministry of Agriculture, People's Republic of China.
     o PRODUCTION STANDARD. Registered with Bureau of Quality Controls and Technology, Shaanxi Provincial Government, Xi'an.

     There is no prohibitive cost in obtaining and maintaining these licenses, as it is illegal to do business without these licenses. As it is an accepted business practice to operate within the regulations of the issued license, the issuance of the license is considered acost of doing business and fees associated with this are minimal. If Bodisen were to lose any of these licenses, it would only have a limited time to reapply for such licenses and would face possible regulatory fines. Bodisen is not subject to any environmental controls or restrictions that require the outlay of capital or the obtaining of a permit in order to engage in business operations.

Employees

     As of December 1, 2003, Bodisen employed a total of 349 employees, 251 on a full-time basis, 26 of which are clerical, 74 of which are in operations, 5 in accounting, 128 of which are sales and marketing, 9 of which are administrative and 9 of which are research and development. Bodisen also employs 98 part-time employees which are farmers.

Competition

     The compound fertilizer industry is largely fragmented with most competitors operating small regional factories, serving local requirements. Most companies in this industry in China do not promote their products through brand name recognition.

     Bodisen has not yet identified any competition in Shaanxi province that operates in all three segments (compound, liquid and pesticide) of the organic fertilizer business. Bodisen's nearest competitor is Tian Bang Shaanxi. Management believes that the only international company operating in China which is a competitor to Bodisen is DuPont. Bodisen competes and sells it products in seventeen provinces throughout China including Shaanxi, Hebei, Shandong, Liaoning, Jilin, Heilongjiang, Gansu, Sichuan, Henan, Shanxi, Guangxi, Xinjiang, Inner Mongolia, Ningxia, Qinghai, Yunnan and Hainan.

Description of Property

     Bodisen's principal executive offices are located at North Part of Xinquia Road, Yang Ling Agricultural High-Tech Industries Demonstration Zone Yang Ling, Shaanzi province, People's Republic of China, 712100 and our telephone number is 011-86-29-87074957. Bodisen owns two factories, which includes three production lines, an office building, one warehouse, and two research labs and, is located on 10,900 square meters of land. Bodisen also leases a warehouse in Yang Ling near the site of Bodisen's factories. This warehouse is 300 square meters in area. The rent of the warehouse is $1,500.00 a month from May 20, 2003 to May 20, 2004.

EXECUTIVE OFFICERS

Qiong Wang, Chief Executive Officer

     Ms. Qiong Wang has served as the Chairman of the Board of Directors since founding Yang Ling in September 2001. From 1997 to May 2001, Ms. Wang was the Chief Executive Officer and President of Shaanxi Bodison Chemical Co., Ltd., which became Yang Ling. From May 1996 to December 1997, Ms. Wang was the President of Yang Ling Kang Yuan Chemical Company. Ms. Wang graduated from North-West Agronomy College, with a Bachelor of Science degree in 1986.


Dingxiang Yang, Chief Financial Officer

     Mr. Yang is a Certified Public Accountant in China. Mr. Yang has been the Chief Financial Officer of Bodisen since January 2004. From 1997 until 2003, Mr. Yang was the Head of Accounting Department at ShaanXi Agricultural Corporation, a government agricultural product distribution firm. Mr. Yang was the Head of Accounting Department of Xi'An Electric Motor Institute from 1986 until 1997. Mr. Yang received a Bachelor's degree in accounting from ShaanXi Second Institute of Commerce in 1986.

Yongning Zhang, Secretary

     Mr. Zhang has been the human resources manager since 1999. He received a Bachelor's degree in business management from ShaanXi Baoji Arts & Sciences Institute in 1999.

Executive Compensation

     The following table sets forth in summary form the compensation received by our Chief Executive Officer and other officers earning in excess of $100,000, for the last three fiscal years of the Company.

                                                                                           long-term
Name                                  annual compensation                              compensation awards
and                                 ----------------------------                      ----------------------
principal                                            annual                           securities underlying
position                                    year     salary    bonus       other      options/sars
---------                                   ----     ------    -----      ---------   ----------------------
Derek Wasson                                2003       --       --       $32,694 (3)          ---
         Chief Executive Officer            2002       --       --       $19,047 (3)          ---
                                            2001(1)    --


Steven Bruk                                 2001(2)    --       --            --              ---
Chief Executive Officer

(1) For the period January 25, 2001 to December 31, 2001.
(2) For the period January 1, 2001 to January 25, 2001
(3) Represents consulting fees paid.

Related Party Transactions

         None.


Item 4.  Change in Registrant's Certifying Accountant

     On February 26, 2004, the Company notified Manning Elliott, Chartered Accountants ("Elliott"), its independent public accountant, that the Company was terminating his services, effective as of that date. The Company's Board of Directors approved such decision.

     Elliott's opinion in his report on the Company's financial statements for the years ended December 30, 2001 and 2002 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope or accounting principle. During the two most recent fiscal years and the subsequent interim period preceding February 26, 2004 (date of termination), there were no disagreements with Elliott on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Elliott, would have caused disagreements in connection with his report on our financial statements for any such periods.

     On February 26, 2004, the Company engaged Kabani & Company, Inc. ("Kabani"), as its independent public accountants. The Company did not previously consult with Kabani regarding any matter, including but not limited to:

     o the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements; or


     o any matter that was either the subject matter of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-B and the related instructions) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-B).

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


(a)  Financial Statements of businesses acquired.

     1. Audited Financial Statements of Bodisen, Inc.

     2. Pro-forma consolidated financial statements of the Company.

(b)  Exhibits.

     3. Agreement and Plan of Merger by and among Stratabid.com, Inc.,
        Bodisen Acquisition Corp., Bodisen, and the shareholders of Bodisen, made as of the 11th day of February, 2004. (Previously filed)

     4. Letter from Manning Elliott, Chartered Accountants, dated
        February 26, 2004. (Previously filed)

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           STRATABID.COM, INC.



Date:  June 29, 2004                        /s/Qiong Wang
                                            --------------
                                               Qiong Wang,
                                         Chief Executive Officer

                          INDEPENDENT AUDITORS' REPORT






Board of Directors and Shareholders
Bodisen International, Inc.,

We have audited the accompanying consolidated balance sheets of Bodisen International Inc, and subsidiary as of December 31, 2003 and 2002, and the related consolidated statements of income, shareholders' equity, and cash flows for the years ended December 31, 2003 and 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Bodisen International Inc, and subsidiary as of December 31, 2003 and 2002, and the consolidated results of their operations and cash flows for the years ended December 31, 2003 and 2002 in conformity with accounting principles generally accepted in the United States of America.





/s/ Kabani & Company, Inc.

CERTIFIED PUBLIC ACCOUNTANTS
Fountain Valley, California
February 5, 2004

Exhibit 1
                   BODISEN INTERNATIONAL, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 2003 AND 2002

                                     ASSETS

                                                                                      2003              2002
                                                                                ---------------    ---------------
 CURRENT ASSETS:
      Cash & cash equivalents                                                   $    2,974,773            233,182
      Accounts receivable, net                                                       1,822,841          2,071,927
      Advances to Suppliers                                                          1,933,516          1,662,872
      Inventory                                                                        715,732            797,270
                                                                                ---------------      -------------
                  Total current assets                                               7,446,862          4,765,250

 PROPERTY AND EQUIPMENT, net                                                         1,220,587          1,225,490

 CAPITAL WORK IN PROGRESS                                                              222,083            217,206

 INTANGIBLE ASSETS, net                                                              2,310,148            949,242

                                                                                ---------------    ---------------
                                                                                $   11,199,680     $    7,157,188
                                                                                ===============    ===============



                      LIABILITIES AND STOCKHOLDERS' EQUITY

 CURRENT LIABILITIES:
      Accounts payable                                                          $    1,634,163     $    1,098,978
      Accrued expenses                                                                  75,755                  -
      Unearned revenue                                                                  15,888            601,975
      Short term loan                                                                1,092,000             12,000
      Dividend payable                                                                       -            180,000
      Other payables                                                                    14,300             81,423
                                                                                ---------------    ---------------
                  Total current liabilities                                          2,832,106          1,974,375

 STOCKHOLDERS' EQUITY
      Common stock, $0.001 per share; authorized shares 50,000,000;
       issued and outstanding 1,500 shares                                                   1                  1
      Additional paid in capital                                                     6,014,399          4,799,999
      Statutory reserve                                                                263,795             66,758
      Retained earnings                                                              2,089,379            316,054
                                                                                ---------------    ---------------
                  Total stockholders' equity                                         8,367,574          5,182,813

                                                                                ---------------    ---------------
                                                                                $   11,199,680     $    7,157,188
                                                                                ===============    ===============

                   BODISEN INTERNATIONAL, INC. AND SUBSIDIARY
                        CONSOLIDATED STATEMENTS OF INCOME
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

                                                                                       2003                2002
                                                                                ---------------    ---------------
    Net revenue                                                                   $  9,783,784      $   4,881,350

    Cost of revenue                                                                  6,706,082          3,582,176
                                                                                ---------------    ---------------

    Gross profit                                                                     3,077,702          1,299,174

    Operating expenses
            Selling expenses                                                           573,807            235,077
            General and administrative expenses                                        630,401            384,067
                                                                                ---------------    ---------------
                  Total operating expenses                                           1,204,207            619,144
                                                                                ---------------    ---------------

    Income from operations                                                           1,873,495            680,030

    Non-operating Income (expense):
            Other income                                                                55,507              8,119
            Interest expense                                                            41,359            (20,565)
                                                                                ---------------    ---------------
                  Total non-operating income (expense)                                  96,867            (12,446)
                                                                                ---------------    ---------------

    Net income                                                                    $  1,970,361      $     667,583
                                                                                ===============    ===============

    Basic and diluted weighted average shares outstanding                                1,500              1,500
                                                                                ===============    ===============

    Basic and diluted net earning per share                                       $   1,313.57      $      445.06
                                                                                ===============    ===============

                   BODISEN INTERNATIONAL, INC. AND SUBSIDIARY
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

                                                     Common Stock          Additional                   Retained          Total
                                                 Number of                  Paid in       Statutory     Earnings       Stockholders'
                                                  shares       Amount       Capital        Reserve      (Deficit)        Equity
                                               ------------  -----------   -----------  ------------- ------------   ---------------
Balance, December 31, 2001                        1,500      $4,800,000    $        -    $         -   $ (104,771)    $   4,695,229

Recapitalization on reverse acquisition               -      (4,799,999)    4,799,999              -            -                 -
                                               ------------  -----------   -----------  ------------- ------------   ---------------

Balance after recapitalization                    1,500               1     4,799,999              -     (104,771)        4,695,229

Net income for the year ended December 31,
 2002                                                  -              -             -              -      667,583           667,583

Allocation to statutory reserve                        -              -             -         66,758      (66,758)                -

Dividends declared                                     -              -             -              -     (180,000)         (180,000)

                                               ------------  -----------   -----------  ------------- ------------   ---------------
Balance, December 31, 2002                         1,500              1     4,799,999         66,758      316,054         5,182,813

Issuance of subsidiary's stock                         -              -     1,214,400              -            -         1,214,400

Net income for the year ended December 31, 2003        -              -             -              -    1,970,361         1,970,361

Allocation to statutory reserve                        -              -             -        197,036     (197,036)                -

                                               ------------  -----------   -----------  ------------- ------------   ---------------
Balance, December 31, 2003                         1,500      $       1    $6,014,399      $ 263,794  $ 2,089,379    $    8,367,574
                                               ============  ===========   ===========  ============= ============   ===============

                   BODISEN INTERNATIONAL, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

                                                                                     2003             2002
                                                                                  -----------      -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
        Net Income                                                                $1,970,361       $  667,583
        Adjustments to reconcile net income to net cash
        provided by operating activities:
                 Depreciation and amortization                                       247,958          149,699
                 (Increase) / decrease in current assets:
                         Accounts receivable                                         249,086          288,218
                         Advances to suppliers                                      (270,645)        (893,393)
                         Inventory                                                    81,538          300,312
                 Increase / (decrease) in current liabilities:
                         Accounts payable                                            535,186          (38,379)
                         Unearned revenue                                           (586,087)         589,812
                         Other payables                                              (67,122)           3,423
                         Accrued expenses                                             75,754         (130,252)
                                                                                  -----------      -----------
        Net cash provided by operating activities                                  2,236,028          937,023
                                                                                  -----------      -----------

CASH FLOWS FROM INVESTING ACTIVITIES
                 Acquisition of property & equipment                                (133,653)        (600,666)
                 Acquisition of rights to use land                                (1,470,307)               -
                 Capital work in process                                              (4,877)        (217,206)
                                                                                  -----------      -----------
        Net cash used in investing activities                                     (1,608,837)        (817,872)
                                                                                  -----------      -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
                 Payments on loan from officers/shareholders                               -         (217,338)
                 Proceeds from loan                                                1,080,000           12,000
                 Issuance of stock by subsidiary                                   1,214,400                -
                 Dividend paid                                                      (180,000)               -
                                                                                  -----------      -----------
         Net cash provided by (used in) financing activities                       2,114,400         (205,338)
                                                                                  -----------      -----------

NET INCREASE (DECREASE) IN CASH & CASH EQUIVALENTS                                 2,741,591          (86,187)

CASH & CASH EQUIVALENTS, BEGINNING BALANCE                                           233,182          319,369
                                                                                  -----------      -----------

CASH & CASH EQUIVALENTS, ENDING BALANCE                                           $2,974,773       $  233,182
                                                                                  ===========      ===========

                   BODISEN INTERNATIONAL, INC. AND SUBSIDIARY
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS



     1.   ORGANIZATION AND DESCRIPTION OF BUSINESS

     Bodisen International, Inc. (the "Company") is a Delaware Corporation, incorporated on November 19, 2003. The Company is authorized to issue of 50,000,000 shares of common stock of $.001 par value and 10,000,000 shares of preferred stock of $.001 par value. The Company is a non-operative holding company of Yang Ling Bodisen Biology Science and Technology Development Company Limited ("BBST"). BBST was founded in the People's Republic of China on August 31, 2001. BBST, located in Yang Ling Agricultural High-Tech Industries Demonstration Zone, is primarily engaged in developing, manufacturing and selling pesticides and compound organic fertilizers in the People's Republic of China.

     On December 15, 2003, the Company entered in to an agreement with all the shareholders of BBST to exchange all of the outstanding stock of the Company for all the issued and outstanding stock of BBST. After the consummation of the agreement, the former shareholders of BBST own 1500 shares of common stock of the Company, which represent 100% of the Company's issued and outstanding shares. For U.S. Federal income tax purpose, the transaction is intended to be qualified as a tax-free transaction under section 351 of the Internal Revenue Code of 1986, as amended.

     The exchange of shares with BBST has been accounted for as a reverse acquisition under the purchase method of accounting since the shareholders of the BBST obtained control of the consolidated entity. Accordingly, the merger of the two companies has been recorded as a recapitalization of BBST, with BBST being treated as the continuing entity. The historical financial statements presented are those of BBST. The continuing company has retained December 31 as its fiscal year end. The financial statements of the legal acquirer are not significant; therefore, no pro forma financial information is submitted.

     2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Principles of consolidation

     The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, BBST. All significant inter-company accounts and transactions have been eliminated in consolidation. The acquisition of BBST on December 15, 2003, has been accounted for as a purchase and treated as a reverse acquisition (note 1). The historical results for the year ended December 31, 2003 include both the Company (from the acquisition date) and BBST (for full year) while the historical results for the year ended December 31, 2002 includes only BBST.

     Cash and cash equivalents

     Cash and cash equivalents include cash in hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

     Accounts Receivable

     The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Reserves are recorded primarily on a specific identification basis. Allowance for doubtful debts amounted to $64,080 as at December 31, 2003 and 2002.

     Advances to suppliers

     The Company advances to certain vendors for purchase of its material. The advances to suppliers amounted to $1,933,516 and $1,662,872 at December 31, 2003 and 2002.

     Inventories

     Inventories are valued at the lower of cost (determined on a weighted average basis) or market. The Management compares the cost of inventories with the market value and allowance is made for writing down the inventories to there market value, if lower.

     Property & Equipment

     Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method for substantially all assets with estimated lives of:
     30 years for building, 10 years for machinery, 5 years for office equipment and 8 years for vehicles.

     Long-lived assets

     Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations for a Disposal of a Segment of a Business." The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on its review, the Company believes that, as of December 31, 2003 and 2002, there were no significant impairments of its long-lived assets.

     Intangible Assets

     Intangible assets consist of Rights to use land and Fertilizers proprietary technology rights. The Company evaluates intangible assets for impairment, at least on an annual basis and whenever events or changes in circumstances indicate that the carrying value may not be recoverable from its estimated future cash flows. Recoverability of intangible assets, other long-lived assets and, goodwill is measured by comparing their net book value to the related projected undiscounted cash flows from these assets, considering a number of factors including past operating results, budgets, economic projections, market trends and product development cycles. If the net book value of the asset exceeds the related undiscounted cash flows, the asset is considered impaired, and a second test is performed to measure the amount of impairment loss. Potential impairment of goodwill after July 1, 2002 is being evaluated in accordance with SFAS No. 142. The SFAS No. 142 is applicable to the financial statements of the Company beginning July 1, 2002.

     Unearned revenue

     Unearned revenue represents amounts received from the customers against future sales of goods since the Company recognizes revenue on the shipment of goods (see revenue recognition policy).

     Fair value of financial instruments

     Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

     Revenue Recognition


     The Company's revenue recognition policies are in compliance with Staff accounting bulletin (SAB) 101. Sales revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectibility is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue.

     Advertising Costs

     The  Company   expenses  the  cost  of   advertising  as  incurred  or,  as
     appropriate, the first time the advertising takes place. Advertising costs for the years ended December 31, 2003 and 2002 were insignificant.

     Stock-based compensation

     In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for stock issued to employees" (APB 25) and related interpretations with proforma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The Company uses the intrinsic value method prescribed by APB 25 and has opted for the disclosure provisions of SFAS No.123. Through December 31, 2003, the Company has not granted any stock options.

     Income Taxes

     The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

     According to the Provisional Regulations of the People's Republic of China on Income Tax, the Document of Reductions and Exemptions of Income Tax for BBST has been approved by the local tax bureau and the Management Regulation of Yang Ling Agricultural High-Tech Industries Demonstration Zone. BBST is exempted from income tax in its first two years of operations.

     Foreign currency transactions and comprehensive income (loss)

     Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Certain statements, however, require entities to report specific changes in assets and liabilities, such as gain or loss on foreign currency translation, as a separate component of the equity section of the balance sheet. Such items, along with net income, are components of comprehensive income. The functional currency of BBST is Chinese Renminbi. The unit of Renminbi is in Yuan. Cumulative translation adjustment amount and translation adjustment gain were insignificant at and for the year ended December 31, 2003 and 2002.

     Basic and diluted net loss per share

     Net loss per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), "Earnings per share". SFAS No. 128 superseded Accounting Principles Board Opinion No.15 (APB 15). Net loss per share for all periods presented has been restated to reflect the adoption of SFAS No. 128. Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

     Statement of Cash Flows:

     In accordance with Statement of Financial Accounting Standards No. 95, "Statement of Cash Flows," cash flows from the Company's operations is calculated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

     Segment Reporting

     Statement of Financial Accounting Standards No. 131 ("SFAS 131"), "Disclosure About Segments of an Enterprise and Related Information" requires use of the "management approach" model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company. SFAS 131 has no effect on the Company's consolidated financial statements as substantially all of the Company's operations are conducted in one industry segment.

     Recent Pronouncements

     In May 2002, the Board issued SFAS No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections ("SFAS 145"). SFAS 145 rescinds the automatic treatment of gains or losses from extinguishments of debt as extraordinary unless they meet the criteria for extraordinary items as outlined in APB Opinion No. 30, Reporting the Results of Operations, Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions. SFAS 145 also requires sale-leaseback accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions and makes various technical corrections to existing pronouncements. The provisions of SFAS 145 related to the rescission of FASB Statement 4 are effective for fiscal years beginning after May 15, 2002, with early adoption encouraged. All other provisions of SFAS 145 are effective for transactions occurring after May 15, 2002, with early adoption encouraged. The adoption of SFAS 145 did not have a material effect on the earnings or financial position of the Company.

     In June 2002, the FASB issued SFAS No. 146 "Accounting for Costs Associated with exit or Disposal Activities." This Statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." This Statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. Under Issue 94-3 a liability for an exit cost as defined, was recognized at the date of an entity's commitment to an exit plan. The adoption of SFAS 146 did not have a material effect on the earnings or financial position of the Company.

     In October 2002, the FASB issued SFAS No. 147, "Acquisitions of Certain Financial Institutions." SFAS No. 147 removes the requirement in SFAS No. 72 and Interpretation 9 thereto, to recognize and amortize any excess of the fair value of liabilities assumed over the fair value of tangible and identifiable intangible assets acquired as an unidentifiable intangible asset. This statement requires that those transactions be accounted for in accordance with SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." In addition, this statement amends SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," to include certain financial institution-related intangible assets. The adoption of SFAS 147 did not have a material effect on the earnings or financial position of the Company.

     In November 2002, the FASB issued FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" (FIN 45). FIN 45 requires that upon issuance of a guarantee, a guarantor must recognize a liability for the fair value of an obligation assumed under a guarantee. FIN 45 also requires additional disclosures by a guarantor in its interim and annual financial statements about the obligations associated with guarantees issued. The recognition provisions of FIN 45 are effective for any guarantees issued or modified after December 31, 2002. The disclosure requirements are effective for financial statements of interim or annual periods ending after December 15, 2002. The adoption of this pronouncement did not have a material effect on the earnings or financial position of the Company.

     In December 2002, the FASB issued SFAS No. 148 "Accounting for Stock Based Compensation-Transition and Disclosure". SFAS No. 148 amends SFAS No. 123, "Accounting for Stock Based Compensation", to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used, on reported results. The Statement is effective for the Companies' interim reporting period ending January 31, 2003. The Company does not expect the adoption of SFAS No. 148 would have a material impact on its financial position or results of operations or cash flows.

     On April 30, 2003, the FASB issued FASB Statement No. 149 ("SFAS 149"), "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". FAS 149 amends and clarifies the accounting guidance on (1) derivative instruments (including certain derivative instruments embedded in other contracts) and (2) hedging activities that fall within the scope of FASB Statement No. 133 ("SFAS 133"), Accounting for Derivative
     Instruments and Hedging Activities. SFAS 149 also amends certain other existing pronouncements, which will result in more consistent reporting of contracts that are derivatives in their entirety or that contain embedded derivatives that warrant separate accounting. SFAS 149 is effective (1) for contracts entered into or modified after June 30, 2003, with certain exceptions, and (2) for hedging relationships designated after June 30, 2003. The guidance is to be applied prospectively. The Company does not expect the adoption of SFAS No. 149 to have a material impact on its financial position or results of operations or cash flows.

     On May 15 2003, the FASB issued FASB Statement No. 150 ("SFAS 150"), Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS 150 changes the accounting for certain financial instruments that, under previous guidance, could be classified as equity or "mezzanine" equity, by now requiring those instruments to be classified as liabilities (or assets in some circumstances) in the statement of financial position. Further, SFAS 150 requires disclosure regarding the terms of those instruments and settlement alternatives. SFAS 150 affects an entity's classification of the following freestanding instruments: a) Mandatorily redeemable instruments b) Financial instruments to repurchase an entity's own equity instruments c) Financial instruments embodying obligations that the issuer must or could choose to settle by issuing a variable number of its shares or other equity instruments based solely on (i) a fixed monetary amount known at inception or (ii) something other than changes in its own equity instruments d) SFAS 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety. The guidance in SFAS 150 is generally effective for all financial instruments entered into or modified after May 31, 2003, and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. For private companies, mandatorily redeemable financial instruments are subject to the provisions of SFAS 150 for the fiscal period beginning after December 15, 2003. The Company does not expect the adoption of SFAS No. 150 to have a material impact on its financial position or results of operations or cash flows.

     3.   INVENTORIES

     Inventories at December 31, 2003 and 2002 were as follows:

                                                                   2003               2002
                                                                   -----              -----
                  Raw and packing materials                   $    450,967  $        269,353
                  Finished goods                                   429,487           678,742
                                                                   880,454           948,095
                  Less allowance for obsolescence                 (164,722)         (150,825)

                                                              --------------     -------------
                  Total                                       $    715,732  $        797,270
                                                              ==============     =============

     4.   PROPERTY AND EQUIPMENT

     Net property and equipment at December 31, 2003 and 2002 were as follows:

                                                                      2003               2002
                                                                      ----               ----



                  Building                                    $         946,888  $        942,480
                  Machinery                                             328,280           233,000
                  Furniture and office equipment                         21,265            16,828
                  Vehicles                                              147,651           118,122
                                                                      1,444,084         1,310,430
                  Less Accumulated depreciation                       (223,497)          (84,940)
                                                                  --------------     -------------
                                                              $       1,220,587  $      1,225,490
                                                                  ==============     =============

     Depreciation expense for the years ended December 31, 2003 and December 31, 2002 was $ 138,557 and $50,000.

     The Company depreciated its production related assets at a rate double than the straight line rate due to its excessive usage in the year ended
     December 31, 2003. This factor contributed towards the increase in depreciation by $61,919. The change in estimate resulted in decrease in net income by $61,919 or $41.27 per share for the year ended December 31, 2003.

     5. INTANGIBLE ASSETS

     Net intangible assets at December 31, 2003 and 2002 were as follows:

                                                                       2003              2002
                                                                       ----              ----

                  Rights to use land                          $        1,655,248  $       184,941
                  Fertilizers proprietary technology rights              960,000          960,000
                                                                  ---------------     ------------
                                                                       2,615,248        1,144,941
                  Less Accumulated amortization                        (305,100)        (195,699)
                                                                  ---------------     ------------
                                                              $        2,310,148  $       949,242
                                                                  ===============     ============

     The Company's office and manufacturing site is located in Yang Ling Agricultural High-Tech Industries Demonstration Zone in the province of Shanxi, People's Republic of China. The Company leases land per a real estate contract with the government of People's Republic of China for a period from November 2001 through November 2051. Per the People's Republic of China's governmental regulations, the Government owns all land.

     During July 2003, the Company leased another parcel of land per a real estate contract with the government of the People's Republic of China for a period from July 2003 through June 2053.

     The Company has recognized the amounts paid for the acquisition of rights to use land as intangible asset and amortizing over a period of fifty years. The amortization expense of "Rights to use land" for the year ended December 31, 2003 and 2002 amounted to $13,401 and $3,699 respectively. The accumulated amortization as at December 31, 2003 was $17,100.

     The Company acquired Fluid and Compound Fertilizers proprietary technology rights with a life ending December 31, 2011. The Company is amortizing Fertilizers proprietary technology rights over a period of ten years. The amortization expense of "Fertilizers proprietary technology rights" for the years ended December 31, 2003 and 2002 amounted to $96,000 and $96,000. The Accumulated amortization as on December 31, 2003 and 2002 amounted to $288,000 and $192,000.

     Amortization expense for the Company's current amortizable intangible assets over the next five fiscal years is estimated to be: 2004-$130,000, 2005-$130,000, 2006-$130,000, 2007-$130,000 and 2008-$130,000.

     6. DIVIDEND PAYABLE

     The Shareholders of the company in their meeting dated May 9, 2003 approved a dividend of $180,000 for the year ended December 31, 2002.

     7. SHORT TERM LOAN

     Short term loans consisted of the following at December 31, 2003 and 2002:

                                                                                       2003             2002
                                                                                       ----             ----

                  Note payable to bank,  interest rate;  6.84% per annum,       $    480,000      $          -
                  payable quarterly,  original note;  $480,000,  maturity
                  date; 1/27/04, secured by assets of the Company.

                  Note payable to bank,  interest rate;  6.84% per annum,            600,000                 -
                  payable quarterly,  original note;  $600,000,  maturity
                  date; 9/28/04, secured by assets of the Company.

                  Short  term  support  loan from the  Shanxi  Technology             12,000            12,000
                  Bureau  of  the  Government  of  People's  Republic  of
                  China, interest free; secured by assets of the Company
                                                                               --------------     -------------
                                                                                $  1,092,000      $     12.000
                                                                               ==============     =============

     8. SHAREHOLDERS' EQUITY

     On December 15, 2003, the Company entered in to an agreement to exchange 1500 shares of its common stock for all the issued and outstanding stock of BBST. After the consummation of the agreement, the former shareholders of BBST own 1500 shares of common stock of the Company, which represent 100% of the Company's issued and outstanding shares.

     From its inception  through its  acquisition on December 15, 2003 (see note
     1), BBST had issued 49,200,000 shares of its common stock for $6,014,400 including issuance of 9,200,000 shares to various parties for $1,214,400 in the year ended December 31, 2003.

     9. RELATED PARTY TRANSACTIONS

     A loan of $217,338 from various shareholders of the Company outstanding as at December 31, 2001 was fully repaid during the year ended December 31, 2002 along with an interest expense of $ 20,249.

     10. SUPPLEMENTAL DISCLOSURE OF CASH FLOWS

     The Company prepares its statements of cash flows using the indirect method as defined under the Financial Accounting Standard No. 95.

     The Company paid interest of $ 41,359 and $ 20,249 during the year ended December 31, 2003 and 2002. The Company did not pay income tax during the years ended December 31, 2003 and 2002.

     11. EMPLOYEE WELFARE PLAN

     The Company has established its own employee welfare plan in accordance with Chinese law and regulations. The Company makes annual pre-tax contributions of 14% of all employees' salaries. The total expense for the above plan amounted to $55,813 and $21,000 for the years ended December 31, 2003 and 2002.

     12. STATUTORY RESERVE

     In accordance with the Chinese Company Law, the company has allocated 10% of its annual net income, amounting $197,036 and $66,758, as statutory reserve on December 31, 2003 and 2002.

Exhibit 2
                               STRATABID.COM, INC.
                        PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2003
                                   (Unaudited)

The following Unaudited Pro Forma Statement of operations has been derived from the audited financial statements of Stratabid.com, Inc., a Delaware Corporation
(A) for the year ended December 31, 2003 and the audited financial statements of Bodisen International, Inc., a Delaware Corporation (B) for the year ended December 31, 2003. The Pro Forma Statements of Operations reflects the acquisition of B by a wholly-owned subsidiary of the Company A (a reporting company) on February 24, 2004 in a acquisition using reverse acquisition method of accounting and assumes that such acquisition was consummated as of January 1, 2003.

The Pro Forma Statement of Operations and financial conditions should be read in conjunction with the Financial Statements of A, the Financial Statements of B and the Notes to the financial statements. The Pro Forma Statements do not purport to represent what the Company's results of operations and financial conditions would actually have been if the acquisition of A had occurred on the d accompanying data, are based on available information and the assumption set forth in the foot notes below, which management believes are reasonable.

                                                                      A              B            Pro Forma          Pro Forma
                                                                (Historical)    (Historical)      Adjustment         Combined
                                                                --------------  -------------   ---------------   ----------------
Net Revenue                                                     $      58,256   $  9,783,784    $     -           $     9,842,040

Cost of revenue                                                             -      6,706,082          -                 6,706,082
                                                                --------------  -------------   ----------------  ----------------

Gross profit                                                           58,256      3,077,702          -                 3,135,958

Operating expenses                                                    107,592      1,204,208          -                 1,311,800
                                                                --------------  -------------   ----------------  ----------------

Loss from operations                                                  (49,336)     1,873,494          -                 1,824,158

Non-operating income (Expenses)                                             -         96,867          -                    96,867
                                                                --------------  -------------   ----------------  ----------------

Net gain/loss                                                   $     (49,336)  $  1,970,361    $     -           $     1,921,025
                                                                ==============  =============   ===============   ================

EARNINGS PER SHARE

   Weighted -average number of
   shares outstanding                                               1,567,000      3,000,000                            4,567,000
                                                                ==============  =============                     ================

   Gain/loss per share                                          $       (0.03)  $       0.66                      $          0.42
                                                                ==============  =============                     ================

NOTES:

(1) Loss per share data shown above are applicable for both primary and fully diluted.

(2) Weighted-average number of shares outstanding for the combined entity includes all shares issued before the acquisition as if outstanding as of January 1, 2003.

(3) Weighted average number of shares outstanding for combined entity includes 1,567,000 shares of A outstanding shares as of December 31, 2003 and 3,000,000 shares of common stock issued to the shareholders of (B) pursuant to the stock acquisition and reorganization agreement.

                               STRATABID.COM, INC.
                   PRO FORMA STATEMENT OF FINANCIAL CONDITIONS
                     FOR THE PERIOD ENDED DECEMBER 31, 2003
                                   (Unaudited)

The following unaudited Pro Forma Statement of financial conditions has been derived from the audited financial statements of Stratabid.com, Inc. (A) as of December 31, 2002 and the audited financial statements of Bodisen International, Inc. (B) as of December 31, 2003. The unaudited Pro Forma Statements of financial conditions reflects the acquisition of B by a wholly-owned subsidiary of A (a reporting company) in a merger using reverse acquisition method of accounting.

                                                            A              B                               Pro Forma      Pro Forma
                                                      (Historical)    (Historical)      Investment        Adjustment      Combined
                                                     --------------  -------------   ---------------   ---------------  -----------
                           ASSETS

Current Assets                                       $      14,627   $  7,446,862    $          -      $          -       7,461,489

Property & equipment, net                                    4,058      1,220,587               -                 -       1,224,645

Intangible assets, net                                    1,375.00      2,310,148               -                 -       2,311,523

Capital work in progress                                         -        222,083               -                 -         222,083

Investment - acquisition of subsidiary                           -              -       4,500,000(2)     (4,500,000)(4)           -

                                                     --------------  -------------   ---------------   ---------------- ------------
TOTAL ASSETS                                         $      20,060   $ 11,199,680    $  4,500,000      $ (4,500,000)    $11,219,740
                                                     ==============  =============   ===============   ================ ============
LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities                                  $      21,050   $  2,832,106    $          -      $          -       2,853,156

Stockholders' equity;

  Common stock                                                 157              1             300(2)             (1)(1)         457


  Additional paid in capital                               113,211      6,014,399       4,499,700(2)     (4,644,357)(4)   5,982,953

  Statutory reserve                                              -        263,795               -                 -         263,795

  Donated Capital                                           30,000              -               -                 -          30,000

  Accumulated other comprehensive gain (loss)                  818              -               -              (818)(3)           -

  Retained earnings (deficit)                             (145,176)     2,089,379               -           145,176 (3)   2,089,379
                                                     --------------  -------------   ---------------   ---------------- ------------

     Total stockholders' equity (deficit)                     (990)     8,367,574       4,500,000        (4,500,000)      8,366,584
                                                     --------------  -------------   ---------------   ---------------- ------------

TOTAL LIABILITIES AND STOCKHOLDERS'
EQUITY (DEFICIT)                                     $      20,060 $   11,199,680    $  4,500,000      $ (4,500,000)    $11,219,740
                                                     ==============  =============   ===============   ================ ============

NOTES;

(1) Elimination of Common stock of (B) before the acquisition

(2) Issuance of shares of common stock to shareholder of (B) valued at
$4,500,000

(3) Elimination of pre-acquisition retained earnings of (B)

(4) Elimination of investment in subsidiary on consolidation